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                                                                   EXHIBIT 10-15

                      FIRST AMENDMENT TO LEASE AGREEMENT
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This First Lease Amendment (the "Amendment") is made this 29 day of October,
1993 between PEREGRINE INVESTMENT PARTNERS-I, a Pennsylvania limited partnership ("Landlord") and THE LIPOSOME COMPANY, INC., a Delaware corporation ("Tenant").

     Landlord and Tenant entered into a Lease dated December 14, 1992 (the "Lease") pursuant to which Landlord agreed to lease and Tenant agreed to rent certain space situated in Arbor 600, 600 College Road East, Princeton Forrestal Center, Plainsboro, New Jersey, as more particularly defined in the Lease (the "Premises"). Landlord and Tenant have agreed to amend the Lease in accordance with the terms set forth at length below.

     NOW, THEREFORE, intending to be legally bound hereby, the Landlord and Tenant agree as follows:

     1. Except as otherwise expressly provided herein, the terms defined in the Lease shall have the same meaning in this Amendment as in the Lease.

     2. Landlord will make available for occupancy by Tenant, as soon as possible following submission of construction drawings by Tenant, but no more than 60 days after submission of construction drawings, that portion of the fourth floor of the Building shown on Exhibit A as the "Additional Premises". Tenant may occupy the Additional Premises as soon as a Temporary Certificate of Occupancy is received for the Additional Premises.

     3. Effective upon the sooner of the date of occupancy of the Additional Premises or April 1, 1994, the Premises shall be changed to include the Additional Premises, the Rentable Area shall be increased by 7,568 square feet and Tenant's Allocated Share shall be 12.01%.

     4. Effective April 1, 1994, Basic Rent on the Premises shall be increased as follows for the following periods:

April 1, 1994 to March 31, 1996: $12,298.00 per month for each month in the period, payable in accordance with the Lease.

April 1, 1996 to March 31, 1998: $12,928.67 per month for each month in the period, payable in accordance with the Lease.

April 1, 1998 to Lease Expiration: $14,505.33 per month for each month in the period, payable in accordance with the Lease.

     Nothing herein is meant to change Tenant's right to terminate this Lease at the end of the fifth year of the initial lease term in accordance with the notice provisions in paragraph 2 of the Lease. For purposes of establishing the Lease Expiration Date, and the date on which the Lease may be terminated, the actual Lease Commencement Date is established as April 1, 1993.


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     5. Tenant Electric and Additional Rent on the Additional Premises shall be paid in accordance with the provisions of the Lease as amended hereby.

     6. The Additional Premises shall be finished, at Landlord's expense, in accordance with the plan submitted by Tenant and attached hereto as Exhibit A, complete with the same finishes and electric as Tenant currently has in its existing Premises. Tenant to pay for any unusual requirements such as floor reinforcing, and any changes made after final construction documents are submitted to Landlord.

     7. Effective upon execution of this Amendment paragraph 24(s) of the Lease is amended by substituting "approximately 7,500 contiguous rentable square feet anywhere in the Building", in place of the "Expansion Space" now set forth in Exhibit A-1 to the Lease and substituting "between October 15, 1994 and October 15, 1996" in place of "not earlier than one (1) year following the Commencement Date nor later than three (3) years following the Commencement Date". Landlord's obligation shall be unchanged with respect to the same.


     8. Except as expressly amended herein, the terms and conditions of the Lease shall remain in full force and effect and Tenant and Landlord expressly ratify and confirm those terms and provisions.

     IN WITNESS WHEREOF, the parties have set their hands as of the date first above referenced.



LANDLORD:

PEREGRINE INVESTMENT PARTNERS-I, a Pennsylvania Limited
Partnership

TENANT:

THE LIPOSOME COMPANY, INC.

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